EXHIBIT 10.4(b)

                               FIRST AMENDMENT TO
                          EXECUTIVE SEVERANCE AGREEMENT


        This Amendment ("Amendment Agreement") is entered into as of 28th day of January, 1999 between ESKIMO PIE CORPORATION, a Virginia corporation ("Eskimo Pie"), and Craig L. Hetrich ("Executive").

        WHEREAS, Eskimo Pie and Executive previously entered into a Severance Agreement dated December 18, 1998 (the "Severance Agreement") for the purposes of maintaining strong and experienced management for Eskimo Pie; and

        WHEREAS, the Compensation Committee and the Board of Directors of Eskimo Pie have each determined that certain revisions should be made to said Severance Agreement; and

        WHEREAS, the Compensation Committee and the Board have each carefully reviewed the information presented to them and have determined that the anticipated benefits to Eskimo Pie from entering into this Amendment Agreement with Executive, thereby encouraging his continued attention and dedication to his duties, exceed the anticipated costs to Eskimo Pie of entering into such Amendment Agreement; and

        WHEREAS, the Compensation Committee and the Board have each concluded this Amendment Agreement is in the best interests of Eskimo Pie and its stockholders;

        NOW, THEREFORE, to assure Eskimo Pie that it will have the continued dedication of Executive and the availability of his advice and counsel notwithstanding the possibility or occurrence of a change in control of Eskimo Pie, and to induce Executive to remain in the employ of Eskimo Pie, and for other good and valuable consideration, Eskimo Pie and Executive agree as follows:

THE FOLLOWING NEW SECTION 2(e) IS ADDED TO THE SEVERANCE AGREEMENT:

               (e) Interest on Delayed Payments. If payment of any benefit due to Executive under this Section 2 is not timely made, Executive shall be entitled to interest on the amount not timely paid at 120% of the applicable federal rate, compounded semi-annually, under Section 1274(d) of the Code determined at the time the Change in Control occurs, such interest to accrue from the date such payment is due through the date of payment thereof.

SECTION 8 OF THE SEVERANCE AGREEMENT IS AMENDED TO READ AS FOLLOWS:

        8.     Adjudication and Expenses.

               (a) If a dispute or controversy arises under or in connection with this Agreement, Executive shall be entitled to an adjudication in an appropriate court of the State of Virginia, or in any other court of competent jurisdiction. Alternatively, Executive, at Executive's option, may seek an award in arbitration to be conducted by a single arbitrator under the Commercial Arbitration Rules of the American Arbitration Association.


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               (b) If any contest or dispute shall arise under this Agreement involving the failure or refusal of Eskimo Pie to perform fully in accordance with the terms hereof, Eskimo Pie shall reimburse Executive, on a current basis, for all legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute (regardless of the result thereof), together with interest in an amount equal to the prime rate of BankAmerica from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date Eskimo Pie receives Executive's statement for such fees and expenses through the date of payment thereof. Such reimbursement shall include the cost of attorney's fees in reviewing this Agreement in connection with such contest or dispute and in negotiating or attempting to negotiate a settlement of such contest or dispute prior to Executive's making such claim or commencing any action or proceeding and in settling any matter relating to this Agreement

               (c) If any claim, action or proceeding (including without limitation a claim, action or proceeding by Executive against Eskimo
        Pie) occurs with respect to this Agreement other than one described in
        Section 8(b), Eskimo Pie shall pay or reimburse Executive for all costs and expenses, including without limitation court costs and attorneys' fees, incurred by Executive as a result thereof, provided that if the claim, action or proceeding is by Executive against Eskimo Pie, Executive is successful in whole or in part on the merits or otherwise in such claim, action or proceeding. Such reimbursement shall include interest in an amount equal to the prime rate of BankAmerica from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date Eskimo Pie receives Executive's statement for such fees and expenses through the date of payment thereof.

SECTION 10(i) OF THE SEVERANCE AGREEMENT IS AMENDED TO READ AS FOLLOWS:

               (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Virginia.

THIS AMENDMENT AGREEMENT IS EFFECTIVE AS OF JANUARY 7, 1999.

EXCEPT AS HEREINABOVE MODIFIED, THE SEVERANCE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

        Each of the parties has therefore caused this Agreement to be executed on its or his behalf as of the date first written above.

                                                   ESKIMO PIE CORPORATION


                                                   By  /s/ David B. Kewer
                                                       ------------------
                                                           David B. Kewer



                                                   EXECUTIVE


                                                       /s/ Craig L. Hettrich
                                                       ---------------------
                                                           Craig L. Hettrich